EXHIBIT 99.1

Jon Grisham

(914) 288-8100

ACADIA REALTY TRUST ANNOUNCES AT-THE-MARKET EQUITY PROGRAM

WHITE PLAINS, NY – January 27, 2012 – Acadia Realty Trust (NYSE: AKR) (the “Company”), today announced it has established an at-the-market equity program under which it may sell common shares of beneficial interest of the Company (“Common Shares”) with an aggregate offering price up to $75.0 million from time to time through BofA Merrill Lynch, Barclays Capital Inc., Deutsche Bank Securities Inc., and Wells Fargo Securities, LLC, as sales agents.

Sales of Common Shares under the at-the-market equity program, if any, would generally be made by means of ordinary brokers’ transactions, including on the New York Stock Exchange, at market prices or as otherwise agreed with the agents. Sales of Common Shares may also be made to the agents acting as principal under the program pursuant to a separate terms agreement. The Company intends to use the net proceeds of this offering for general corporate purposes, which may include, among other things, repayment of our debt, future acquisitions, directly and through our Opportunity Funds, and redevelopments of and capital improvements to our properties.

The Company has filed a registration statement (including a prospectus) and a prospectus supplement with the Securities and Exchange Commission (the “SEC”) for the offering of the Common Shares described in this communication. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement relating to the at-the market equity program and other documents the Company has filed with the SEC for more complete information about it and the at-the-market equity program. You may obtain these documents at no cost by visiting EDGAR on the SEC web site at www.sec.gov. Additionally, copies of the prospectus supplement and accompanying prospectus relating to these securities may be obtained by contacting BofA Merrill Lynch, 4 World Financial Center, New York, New York 10080, Attn: Prospectus Department or by emailing dg.prospectus_requests@baml.com; Barclays Capital Inc. C/O Broadridge Financial Solutions 1155 Long Island Ave. Edgewood, New York 11717, or by calling (888) 603-5847, or by emailing Barclays prospectus@broadridge.com; Deutsche Bank Securities Inc., Attn: Prospectus Department, Harborside Financial Center, 100 Plaza One, Jersey City, New Jersey 07311-3988, or by calling (800) 503-4611, or by e-mailing prospectus.cpdg@db.com; Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Department, or by calling (800) 326-5897, or by emailing cmclientsupport@wellsfargo.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor will there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. The at-the-market offering may be made only by means of a prospectus supplement and the related prospectus.

About Acadia Realty Trust

Acadia Realty Trust, a fully-integrated equity real estate investment trust, is focused on the ownership, management and redevelopment of high-quality retail properties and urban/ infill mixed-use properties with a strong retail component located primarily in high-barrier-to-entry, densely-populated metropolitan areas along the East Coast and in the Midwestern United States. Acadia owns, or has an ownership interest in, 95 properties through its core portfolio and three opportunistic/ value-add investment funds.

Certain matters in this press release may constitute forward-looking statements within the meaning of federal securities law and as such may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performances or achievements of Acadia to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. These forward-looking statements include statements regarding Acadia’s future financial results and its ability to capitalize on potential opportunities arising from continued economic uncertainty. Factors that could cause the Company’s forward-looking statements to differ from its future results include, but are not limited to, those discussed under the headings “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual report on Form 10-K filed with the SEC on February 28, 2011 (“Form 10-K”) and other periodic reports filed with the SEC, including risks related to: (i) the current global financial environment and its effect on retail tenants; (ii) the Company’s reliance on revenues derived from major tenants; (iii) the Company’s limited control over joint venture investments; (iv) the Company’s partnership structure; (v) real estate and the geographic concentration of our properties; (vi) market interest rates; (vii) leverage; (viii) liability for environmental matters; (ix) the Company’s growth strategy; (x) the Company’s status as a REIT; (xi) uninsured losses, and (xii) the loss of key executives. Copies of the Form 10-K and the other periodic reports Acadia files with the SEC are available on the Company’s website. Any forward-looking statements in this press release speak only as of the date hereof. Acadia expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Acadia’s expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based.